Exhibit 21.1

Subsidiaries of Hologic	Jurisdiction of Incorporation or Organization
Beijing Hologic Technology Co., Ltd.	China
Beijing TCT Jinbai Technologies Co., Ltd.	China
Beijing TCT Medical Technology Co., Ltd.	China
Bioanalysis Limited	United Kingdom
BioLucent, LLC	Delaware
Century Likang (Beijing) Co., Ltd.	China
Cytyc Cayman Limited	Cayman Islands
Cytyc Corporation	Delaware
Cytyc Prenatal Products Corp.	Delaware
Cytyc Surgical Products II, LLC	Massachusetts
Cytyc Surgical Products, LLC	Massachusetts
Direct Radiography Corp.	Delaware
Gen-Probe Australia Pty Ltd.	Australia
Gen-Probe Cardiff Ltd.	United Kingdom
Gen-Probe Czech Republic s.r.o.	Czech Republic
Gen-Probe Incorporated	Delaware
Gen-Probe Prodesse, Inc.	Wisconsin
Gen-Probe Sales & Service, Inc.	Delaware
Gen-Probe UK Limited	United Kingdom
Hangzhou Zuanbai Technology Co., Ltd	China
Hologic (Australia) Pty Ltd.	Australia
Hologic (China) Enterprise Management Consulting Co., Ltd.	China
Hologic (MA), LLC	Massachusetts
Hologic (UK) Limited	England and Wales
Hologic Asia Pacific Limited	Hong Kong
Hologic Asia, Limited	Hong Kong
Hologic Canada Limited	Canada
Hologic Denmark ApS	Denmark
Hologic Deutschland, GmbH	Germany
Hologic España S.A.	Spain
Hologic Europe Middle East and Africa, S.A.	Switzerland
Hologic Finance Ltd.	Bermuda
Hologic France SARL	France
Hologic GGO 1, LLC	Delaware
Hologic GGO 2, LLC	Delaware
Hologic GGO 3 LLP	United Kingdom
Hologic GGO 4 Ltd	United Kingdom
Hologic GGO 5, LLC	Delaware
Hologic Hitec-Imaging GmbH	Germany
Hologic Hub Ltd	United Kingdom
Hologic Iberia, S.L.	Spain
Hologic International Holdings B.V.	Netherlands
Hologic IP Ltd	United Kingdom
Hologic Italia S.r.l.	Italy

Subsidiaries of Hologic	Jurisdiction of Incorporation or Organization
Hologic Japan, Inc.	Japan
Hologic Latin America (Servicos Em Marketing E Negocios) Ltda.	Brazil
Hologic Ltd.	United Kingdom
Hologic Medical Technologies (Beijing) Co., Ltd.	China
Hologic N.V.	Belgium
Hologic Netherlands B.V.	Netherlands
Hologic S.A.	France
Hologic Suisse SA	Switzerland
Hologic Surgical Products Costa Rica, S.R.L.	Costa Rica
Hologic Sweden AB	Sweden
Interlace Medical, Inc.	Delaware
Jiangsu Kang Ke Medical Devices Co., Ltd.	China
Mingwood Biotechnology Co., Ltd.	China
Molecular Light Technology Limited	United Kingdom
Navigation Three Limited	Hong Kong
R2 Technology Canada, Inc.	Canada
Sentinelle Medical Inc.	Canada
Suros Surgical Systems, Inc.	Delaware
TCT International Co., Ltd.	British Virgin Islands
TCT Medical (Beijing) Clinical Test Institute	China
Third Wave Agbio, Inc.	Delaware
Third Wave Technologies, Inc.	Delaware
Zheng Zhou Yong Run Medical Devices Co., Ltd.	China